Exhibit 10.16

MULESOFT, INC.

SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

May 13, 2015

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TABLE OF CONTENTS

(CONTINUED)

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MULESOFT, INC.

SIXTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Sixth Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of May 13, 2015, by and among MuleSoft, Inc., a Delaware corporation (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on Exhibit A hereto. Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS, certain Investors are parties to the Series G Preferred Stock Purchase Agreement, of even date herewith, among the Company and the Investors listed on the Schedule of Investors thereto (the “Purchase Agreement”), and it is a condition to each closing of the sale of the Series G Preferred Stock to the Investors listed on such Schedule of Investors that the Investors and the Company execute and deliver this Agreement;

WHEREAS, certain Investors are holders of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (the “Prior Investors”);

WHEREAS, the Prior Investors and the Company are parties to that certain Fifth Amended and Restated Investors’ Rights Agreement, dated as of March 4, 2014 (the “Prior Agreement”), and the amendment and restatement of such Prior Agreement requires the affirmative vote or consent of the Company and the Holders representing a majority of the Registrable Securities (each capitalized term as defined in the Prior Agreement); and

WHEREAS, the parties to such Prior Agreement desire to amend and restate the Prior Agreement and to accept the rights and covenants hereof in lieu of the rights and covenants under the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1

Definitions

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Closing” shall mean the date of sale of shares of Series G Preferred Stock pursuant to the Purchase Agreement and shall include the Initial Closing and any Subsequent Closing, as applicable.

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Common Stock” means the Common Stock of the Company.

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(d) “Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Shares.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(f) “Holder” shall mean any Investor who holds Registrable Securities, any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement and any Subsequent Investor who hereafter acquires Registrable Securities in connection with any Subsequent Closing.

(g) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereto.

(h) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereto.

(i) “Initial Closing” shall have the meaning ascribed to such term in the Purchase Agreement.

(j) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(k) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than thirty percent (30%) of the outstanding Registrable Securities.

(l) “Investors” shall mean the persons and entities listed on Exhibit A hereto and shall include any Subsequent Investor, as applicable.

(m) “Major Holders” shall have the meaning set forth in Section 3.1(a) hereof.

(n) “New Securities” shall have the meaning set forth in Section 4.1(a) hereto.

(o) “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(p) “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted by the Company, including shares of Common Stock issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company.

(q) “Purchase Agreement” shall have the meaning set forth in the Recitals hereto.

(r) “Qualified Offering” shall have the meaning set forth in the Restated Certificate.

(s) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

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(t) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(u) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(v) “Restated Certificate” shall mean the Company’s Eighth Amended and Restated Certificate of Incorporation, as amended and in effect from time to time.

(w) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.

(x) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(y) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(z) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(aa) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(bb) “Series A Preferred” shall mean the shares of the Company’s Series A Preferred Stock.

(cc) “Series B Preferred” shall mean the shares of the Company’s Series B Preferred Stock.

(dd) “Series C Preferred” shall mean the shares of the Company’s Series C Preferred Stock.

(ee) “Series D Preferred” shall mean the shares of the Company’s Series D Preferred Stock.

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(ff) “Series E Preferred” shall mean the shares of the Company’s Series E Preferred Stock.

(gg) “Series F Preferred” shall mean the shares of the Company’s Series F Preferred Stock.

(hh) “Series G Preferred” shall mean the shares of the Company’s Series G Preferred Stock.

(ii) “Shares” shall mean the Company’s Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred.

(jj) “Subsequent Closing” shall mean the date of sale of Series G Preferred occurring after the Initial Closing.

(kk) “Subsequent Investor” shall mean any Investor purchasing shares of Series G Preferred in connection with any Subsequent Closing, as applicable.

(ll) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

Section 2

Registration Rights

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable and in any event within thirty (30) days of the receipt of such request, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) the three (3) year anniversary of the date hereof or (B) six (6) months following the effective date of the Initial Public Offering;

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(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any), the aggregate proceeds of which (exclusive of deduction for underwriter’s discounts and commissions related to the issuance) are not greater than $15,000,000;

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) After the Company has effected two (2) such registrations pursuant to this Section 2.1 and such registrations have been ordered or declared effective;

(v) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof.

(c) Deferral. If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be seriously detrimental to the Company and its stockholders, and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company and its stockholders to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

(d) Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e) Underwriting. If the Initiating Holders requesting registration under this Section 2.1 intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a), and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1 (including without limitation Other Shares), the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting, and such offer shall be conditioned upon the participation of the Company

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or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in-interest of the Initiating Holders.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; (ii) second, to the Other Selling Stockholders; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration, the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion in the manner set forth above.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting

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and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Selling Stockholders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting; provided that the number of shares of Registrable Securities that are entitled to be included in such registration shall not be reduced to less than thirty percent (30%) of the total number of securities included in such registration unless such registration is the Initial Public Offering, in which case all Registrable Securities may be excluded from such registration if no Other Shares are included in such registration. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion and (iii) third, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion. In no event shall the number of Registrable Securities underwritten in such registration be limited unless and until all shares held by persons other than Holders (excluding shares registered for the account of the Company) are completely excluded from such offering.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from the Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.2(a)(i) and (ii).

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(b) Limitations on Form S 3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $l,000,000; or

(iii) If, within twelve months of such written request, the Company has already effected two (2) such registrations and such registrations have been ordered or declared effective.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Initiating Holders requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Sections 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 or 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 or 2.3, as the case may be, are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1 or 2.3, as the case may be; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1 or 2.3, as the case may be. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities or other securities so registered.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will, as expeditiously as reasonably possible:

(a) Keep such registration effective for a period ending on the earlier of the date which is ninety (90) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

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(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and, following such notification, promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) Cause all such Registrable Securities registered pursuant hereunder to be listed on a national exchange or quotation system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(i) Use its commercially reasonable efforts to cause to be furnished on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(j) Promptly make available for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with any such registration statement.

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2.6 Indemnification.

(a) The Company will indemnify and hold harmless each Holder, each of its officers, directors, members, former members, agents, partners, former partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to any registration or qualification that has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (joint or several) (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration or qualification, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act, any rule or regulation promulgated under the Securities Act or the Exchange Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration or qualification, and the Company will reimburse, as incurred, each such Holder, each of its officers, directors, members, former members, agents, partners, former partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, members, former members, agents, partners, former partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided further that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, members, agents and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company and such Holders, directors, officers, members, agents, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed); and provided further that in no event shall any indemnity under this Section 2.6 exceed the gross proceeds from the offering received by such Holder.

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(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided further that an Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder payable pursuant to this Section 2.6(d) shall exceed the net proceeds from the offering received by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions with respect to the Company or any underwriter, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and the Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2 and otherwise.

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2.7 Information by Holder. As a condition to the obligations of the Company to register securities of a Holder hereunder, each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration or qualification referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, and (y):

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or

(ii) Such Holder shall give prompt written notice to the Company of such Holder’s intention to make such disposition and shall furnish the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall furnish the Company, at its expense, with (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (B) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Public Offering, the Company will not require the transferee to be bound by the terms of this Agreement, but in such case, the transferee shall not be entitled to the benefits of this Agreement.

(b) Notwithstanding the provisions of Section 2.8(a) above, no such restriction shall apply to a transfer by a Holder that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests or to any affiliated entity, (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company or to any affiliated entity, or (iv) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR

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HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall promptly issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold without registration or qualification. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, unless reasonably requested by the Company’s counsel in light of the facts and circumstances of such transaction.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the Initial Public Offering;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

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2.10 Market Stand-Off Agreement. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the Initial Public Offering (or such other longer period as may be requested by the managing underwriter to accommodate regulatory restrictions on the publication of research analyst reports, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE 472(f)(4) (or similar successor provisions), as the case may be, as well as any amendments thereto), provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by the same restrictions. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10. Any discretionary waiver or termination of the restrictions of any or all of such agreements (and of any similar agreements between the Company and other persons) by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to (a) a transferee or assignee of not less than 400,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) or (b) its stockholders, partners, limited partners, members, agents, affiliated entities, former partners or former members (or their estates), subsidiaries or affiliates; provided that (a) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof, the Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of the date hereof, by and among the Company, the Key Common Holders and each of the Investors (each as defined in such agreement), and applicable securities laws, (b) the Company is given prompt written notice of said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (c) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority-in-interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are not subordinate to the registration rights granted to the Holders hereunder or that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.1, Section 2.2 or Section 2.3

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hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder’s securities will not in any manner reduce the amount of the Registrable Securities of the Holders that is included in any such registration or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of the date set forth in Section 2.1(b)(i) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 2.1, Section 2.2 or Section 2.3.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) as to any shares of Registrable Securities, during such period following the closing of the Initial Public Offering when such shares can be sold in any ninety (90) day period under Rule 144, or (ii) five (5) years after the closing of the Initial Public Offering.

Section 3

Covenants of the Company

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. The Company will furnish the following reports to each Holder who owns at least 2,000,000 Shares and/or shares of Conversion Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) (each, a “Major Holder”):

(i) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, and statement of stockholders’ equity prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied, and audited and certified by an independent public accounting firm of recognized national standing selected and approved by the Board of Directors of the Company, including at least a majority of the Preferred Directors (as defined in the Restated Certificate);

(ii) As soon as practicable after the end of each month, and in any event within fifteen (15) days after the end of each month, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such month, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period;

(iii) Within five (5) days following the end of each quarter, a table reflecting the current capitalization of the Company; and

(iv) At least thirty (30) days prior to the beginning of each fiscal year of the Company, a monthly operating plan for the following fiscal year.

(b) Certification. With respect to the financial statements called for in Section 3.1(a)(i), an instrument executed by the Chief Financial Officer, if currently serving, and President or Chief Executive Officer of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operations for the period specified, subject to year end audit adjustments.

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(c) Inspection Rights. The Company will afford to each Major Holder and to such Holder’s accountants and counsel, reasonable access during normal business hours to all of the Company’s respective properties, books and records. Each such Holder shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose (i) details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties or (ii) information that the Board of Directors reasonably determines to be trade secrets of the Company. Holders may exercise their rights under this Section 3.1(c) only for purposes reasonably related to their interests under this Agreement and related agreements. The rights granted pursuant to this Section 3.1(c) may not be assigned or otherwise conveyed by the Holders or by any subsequent transferee of any such rights without the prior written consent of the Company.

3.2 Employee Option Vesting. Except as otherwise approved by the Board of Directors of the Company, including at least a majority of the Preferred Directors, (a) Common Stock or option grants to employees shall vest as to 25% of the total grant after 12 months of employment with the Company, and the remainder will vest monthly over the following 36 months, provided that such individual continues to be an employee of or service provider to the Company on such dates, (b) to the extent any unvested Common Stock is issued pursuant to an early stock option exercise, the Company shall retain the right to repurchase any such unvested shares, at a price per share equal to the lower of the fair market value or the exercise price per share of such shares of Common Stock and (c) the Company shall have a right of first refusal on any proposed transfer of Common Stock by any employee or service provider of the Company prior to the Initial Public Offering.

3.3 Confidentiality. Each Holder acknowledges that the information received by it pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person, except (a) in connection with the exercise of rights under this Agreement, (b) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (c) to any affiliated entity, partner, member, or wholly-owned subsidiary of such Holder, in the ordinary course of business, provided that such Holder informs such persons or entities that such information is confidential and directs such person or entity to maintain the confidentiality of such information, (d) at such time as such information enters the public domain through no fault of such Holder, (e) if such information is communicated to it free of any obligation of confidentiality, or (f) as required under applicable law. The Company acknowledges that certain of the Holders are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Holders from investing or participating in any particular enterprise, regardless of whether such enterprise has products or services that compete with those of the Company.

3.4 Board Meetings. The Board of Directors of the Company shall meet on at least a monthly basis, unless otherwise approved by a majority of the non-employee members of the Board of Directors of the Company.

3.5 Insurance. The Company has procured and shall maintain, with sound and reputable insurers, director and officer omission liability insurance with coverage of at least $1,000,000 (or such higher amount as is determined by the Board of Directors).

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3.6 Real Property Holding Covenant. The Company shall provide prompt notice to New Enterprise Associates 14, Limited Partnership (“NEA”) following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by NEA, the Company shall provide NEA with a written statement informing NEA whether NEA’s interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to NEA shall be delivered to NEA within 10 days of NEA’s written request therefor.

3.7 Board Approval. The Company shall not, without the approval of the Board of Directors (including at least a majority of the Preferred Directors, as defined in the Restated Certificate):

(a) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless such entity is wholly-owned by the Company;

(b) make any loan or advance to any person, including any employee or director, except advances and similar expenditures arising in the ordinary course of business or paid pursuant to terms of an employee stock or option plan approved by the Board of Directors;

(c) guarantee any indebtedness, except for trade accounts of the Company or any of its subsidiaries arising in the ordinary course of business;

(d) incur any indebtedness in excess of an aggregate of $250,000 that is not already included in a the Company’s budget, as approved by the Board of Directors, other than any trade credit incurred in the ordinary course of business;

(e) enter into or be party to any transaction with any director, Chief Executive Officer or Chief Financial Officer of the Company, or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person, other than in the ordinary course of business in accordance with established Company practice;

(f) hire, fire, or change the compensation of the Company’s Executive Officers, including approving any options, options plans, or amendments to existing plans;

(g) sell, transfer, license, pledge or encumber technology or intellectual property, other than non-exclusive licenses granted in the ordinary course of business; or

(h) acquire assets of, or any capital stock or other interest in, any other entity.

3.8 Termination of Covenants. The covenants set forth in this Section 3 (other than Section 3.5) shall terminate and be of no further force and effect after the closing of a Qualified Offering.

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Section 4

Right of First Refusal

4.1 Right of First Refusal to Major Holders. The Company hereby grants to each Major Holder the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Major Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Registrable Securities owned by such Major Holder immediately prior to the issuance of New Securities to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and conversion or exercise of all outstanding convertible securities, rights, options and warrants).

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Shares) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i) Shares issued pursuant to the Purchase Agreement and the Conversion Stock;

(ii) securities issued or issuable to officers, directors and employees of, or consultants to, the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors, including at least a majority of the Preferred Directors, or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement;

(iii) securities issued pursuant to the conversion or exercise of any outstanding convertible or exercisable securities as of the date of this Agreement;

(iv) securities issued or issuable as a dividend or distribution on the Shares or pursuant to any event for which adjustment is made pursuant to paragraph 4(f), 4(g) or 4(h) of the Restated Certificate;

(v) securities offered pursuant to a Qualified Offering;

(vi) securities issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Company, including at least a majority of the Preferred Directors;

(vii) securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction that is not effected primarily for capital raising and that is approved by the Board of Directors of the Company, including at least a majority of the Preferred Directors;

(viii) securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company, including at least a majority of the Preferred Directors;

(ix) securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company, including at least a majority of the Preferred Directors; and

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(x) securities of the Company which are otherwise excluded by the affirmative vote or consent of the holders of a majority of the Preferred Stock of the Company then outstanding, voting together as a single class on an as-if-converted basis.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Holder written notice of its intention, describing the type and number of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Major Holder shall have twenty (20) days after any such notice is mailed or delivered (the “Initial Election Period”) to agree to purchase such Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached hereto as Schedule 1 and stating therein the quantity of New Securities to be purchased (each participating Major Holder, a “Participant”). Each Major Holder may allocate such New Securities to itself and its affiliates in its sole discretion.

(c) In the event that any Major Holders fails to fully exercise its right of first refusal, the Company shall give each fully participating Participant written notice describing the number of New Securities that were not subscribed for (the “Unsubscribed Shares”), and allowing each such Participant to purchase such Unsubscribed Shares on the same terms described in the initial notice. Each Participant shall have ten (10) days after any such notice is mailed or delivered (the “Second Election Period”) to agree to purchase the Unsubscribed Shares for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached hereto as Schedule 1, and stating therein the quantity of Unsubscribed Shares to be purchased. Each Participant may allocate such New Securities to itself and its affiliates in its sole discretion. To the extent that there is an insufficient number of Unsubscribed Shares to permit the purchase by all Participants of their respective election amounts, the Unsubscribed Shares shall be apportioned on a pro rata basis among all participating Participants.

(d) In the event the Major Holders fail to exercise fully the right of first refusal, including with respect to the Unsubscribed Shares, prior to the expiration of the Second Election Period, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Major Holders’ right of first refusal set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Major Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold within such sixty (60) day period following the Election Period, or closed within such thirty (30) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such New Securities to the Major Holders in the manner provided in this Section 4.1.

(e) The right of first refusal granted under this Section 4 shall expire upon (and shall not be applicable to) a Qualified Offering.

Section 5

Miscellaneous

5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Registrable Securities (voting together as a single class on an as-if-converted basis, excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided that any amendment or waiver that affects the rights or obligations of a Holder hereunder in a different manner than other Holders shall require the written consent of such Holder. Any such amendment, waiver, discharge or termination effected in

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accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Subject to the terms of this paragraph 5.1, each Holder acknowledges that by the operation of this paragraph, the holders of a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement. Notwithstanding the foregoing or anything else in this Agreement to the contrary, any Subsequent Investor may become a party to this Agreement without any amendment to this Agreement pursuant to this paragraph or any consent or approval of any Holder; further, immediately after any Subsequent Closing, Exhibit A will be amended to include any such Subsequent Investor. The Company will promptly furnish each to Holder copies of any such amendments to Exhibit A referred to in the preceding sentence.

5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) if to an Investor, at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b) if to any Holder, at such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address of the last holder of such shares for which the Company has contact information in its records; or

(c) if to the Company, one copy should be sent to MuleSoft, Inc., 77 Geary Street, Suite 400, San Francisco, CA 94108, Attn: President, or at such other address as the Company shall have furnished to the Investors, with a copy to Steven E. Bochner and Jon Avina, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on the Schedule of Investors.

5.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

5.4 Successors and Assigns. Except as set forth herein, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned or transferred, by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign or transfer any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. The Prior Agreement is superseded by this Agreement and is of no further force or effect.

20.

5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10 Telecopy and Electronic Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be electronically executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such electronic execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.11 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

5.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.13 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

21.

5.14 Best Efforts. For the purposes of this Agreement, “best efforts” shall not be interpreted to require the Company to undertake any activity that will violate a state or federal statute, law, rule, order or regulation.

5.15 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

[Remainder of Page Intentionally Left Blank]

22.

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

MULESOFT, INC.
a Delaware corporation

/s/ Greg Schott
Greg Schott,
President and Chief Executive Officer

Signature Page to Sixth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTORS:

ADAGE CAPITAL PARTNERS, LP

By: Adage Capital Partners, GP, LLC, its General Partner

By: Adage Capital Advisors, LLC, its Managing Member

By:	/s/ Dan Lehan
Name:	Dan Lehan
Title:	COO

Signature Page to Sixth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTORS:

BAY PARTNERS XI, L.P.
By:	Bay Management Company XI, LLC,
General Partner

By:	/s/ Stuart G. Phillips
Stuart G. Phillips, Manager

BAY PARTNERS XI PARALLEL FUND, L.P.
By:	Bay Management Company XI, LLC,
General Partner

By:	/s/ Stuart G. Phillips
Stuart G. Phillips, Manager

Signature Page to Sixth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTORS:

BROOKSIDE CAPITAL PARTNERS FUND, LP

By:	/s/ Dewey A.
Name:	Dewy A.
Title:	Managing Director

Signature Page to Sixth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTORS:

CISCO SYSTEMS, INC.

By:	/s/ Hilton Romanski
Name:	Hilton Romanski
Title:	SVP, Corporate Development

Signature Page to Sixth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTORS:

HUMMER WINBLAD VENTURE PARTNERS V, L.P., as nominee for Hummer Winblad Venture Partners V, L.P. and Hummer Winblad Venture Partners V-A, L.P.

By:	Hummer Winblad Equity Partners V, LLC,
its General Partner

By:	/s/ Ann Winblad
Ann Winblad, Managing Director

HUMMER WINBLAD VENTURE PARTNERS VI, L.P.

By: Hummer Winblad Equity Partners VI, L.L.C., its General Partner

By:	/s/ Ann Winblad
Ann Winblad, Managing Director

Signature Page to Sixth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTORS:

LIGHTSPEED VENTURE PARTNERS SELECT, L.P.

By: Lightspeed General Partner Select, L.P.

Its: General Partner

By: Lightspeed Ultimate General Partner Select, Ltd.

Its: General Partner

By:	/s/ Ravi Mhatre
Director

LIGHTSPEED VENTURE PARTNERS VII, L.P.

By:	Lightspeed General Partner VII,
L.P., its general partner

By:	Lightspeed Ultimate General Partner
VII, Ltd., its general partner

By:	/s/ Ravi Mhatre
Ravi Mhatre
Managing Director

Signature Page to Sixth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTORS:

MERITECH CAPITAL PARTNERS IV L.P.

By:	Meritech Capital Associates IV L.L.C.
its General Partner

By:	/s/ Robert D. Ward
Robert D. Ward,
a managing member

MERITECH CAPITAL AFFILIATES IV L.P.

By:	Meritech Capital Associates IV L.L.C.
its General Partner

By:	/s/ Robert D. Ward
Robert D. Ward, a managing member

Signature Page to Sixth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTORS:

MORGENTHALER PARTNERS VIII, L.P.
By:	Morgenthaler Management Partners VIII,
LLC, its Managing Partner

By:	/s/ Scott D. Walters
Scott D. Walters (Member)

Signature Page to Sixth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTORS:

NEW ENTERPRISE ASSOCIATES 15, L.P.

By:	NEA Partners 15, L.P.
By:	NEA 15 GP, LLC

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

NEA 15 OPPORTUNITY FUND, L.P.

By:	NEA Partners 15-OF, L.P.
By:	NEA 15 GP, LLC

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

NEW ENTERPRISE ASSOCIATES 14, L.P.

By:	NEA Partners 14, L.P.
By:	NEA 14 GP, LTD

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

Signature Page to Sixth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTORS:

NEA VENTURES 2013, LIMITED PARTNERSHIP

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Vice-President

Signature Page to Sixth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTORS:

salesforce.com, inc.

By:	/s/ John Somorjai
Name:	John Somorjai
Title:	EVP, Corporate Development & Salesforce

Signature Page to Sixth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTORS:

SANDS CAPITAL PRIVATE GROWTH FUND, L.P.

By: Sands Capital Private Growth Fund-GP, L.P., its general partner

By: Sands Capital Private Growth Fund-GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name:	Jonathan Goodman
Title:	General Counsel

SANDS CAPITAL PRIVATE GROWTH FUND-MS, L.P.

By: Sands Capital Private Growth Fund-GP, L.P., its general partner

By: Sands Capital Private Growth Fund-GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name:	Jonathan Goodman
Title:	General Counsel

Signature Page to Sixth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTORS:

SAPPHIRE VENTURES FUND I, L.P.,
A DELAWARE LIMITED PARTNERSHIP

By: Sapphire Ventures (GPE) I, L.L.C.,
a Delaware limited liability company
its general partner

By:	/s/ Jayendra Das
Name:	Jayendra Das
Title:	Managing Member

By:	/s/ R. Doug Higgins
Name:	R. Doug Higgins
Title:	Managing Member

Signature Page to Sixth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTORS:

SERVICENOW, INC.

By:	/s/ Michale P. Scarpelli
Name:	Michael P. Scarpelli
Title:	Chief Financial Officer

Signature Page to Sixth Amended and Restated Investors’ Rights Agreement

EXHIBIT A

INVESTORS

Adage Capital Partners, LP

Bay Partners XI, L.P.

Bay Partners XI Parallel Fund, L.P.

Brookside Capital Partners Fund, LP

Cisco Systems, Inc.

Hummer Winblad Venture Partners V, L.P.

Hummer Winblad Venture Partners VI, L.P.

Lightspeed Venture Partners Select, L.P.

Lightspeed Venture Partners VII, L.P.

Meritech Capital Partners IV L.P.

Meritech Capital Affiliates IV L.P.

Morgenthaler Partners VIII, L.P.

NEA Ventures 2013, Limited Partnership

New Enterprise Associates 14, L.P.

New Enterprise Associates 15, L.P.

NEA 15 Opportunity Fund, L.P.

salesforce.com, inc.

Sands Capital Private Growth Fund, L.P.

Sands Capital Private Growth Fund-MS, L.P.

Sapphire Ventures Fund I, L.P.

ServiceNow, Inc.

The Board of Trustees of

the Leland Stanford Junior University (DAPER I)

The Board of Trustees of

the Leland Stanford Junior University (SBST)

WS Investment Company, LLC (2006A)

SCHEDULE 1

NOTICE AND WAIVER/ELECTION OF

RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Sixth Amended and Restated Investors’ Rights Agreement dated as of May 13, 2015 (the “Agreement”):

1.	Waiver of ten (10) days notice period in which to exercise right of first refusal: (please check only one)

( )	WAIVE in full, on behalf of all Holders, the 10-day notice period provided to exercise my right of first refusal granted under the Agreement.

( )	DO NOT WAIVE the notice period described above.

2.	Issuance and Sale of New Securities: (please check only one)

( )	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

( )	ELECT TO PARTICIPATE in $ (please provide amount) in New Securities proposed to be issued by MuleSoft, Inc., a Delaware corporation, representing LESS than my pro rata portion of the aggregate of $ in New Securities being offered in the financing.

( )	ELECT TO PARTICIPATE in $ in New Securities proposed to be issued by MuleSoft, Inc., a Delaware corporation, representing my FULL pro rata portion of the aggregate of $ in New Securities being offered in the financing.

( )	ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $ in New Securities being made available in the financing AND, to the extent available, the greater of (x) an additional $ (please provide amount) or (y) my pro rata portion of any remaining investment amount available in the event other Significant Holders do not exercise their full rights of first refusal with respect to the $ in New Securities being offered in the financing.

Date:

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. MuleSoft, Inc. will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.